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                                                                   EXHIBIT 3.8

                                    ARTICLES

                                       OF

                         STRESSGEN GENE THERAPIES CORP.

                           PART 1 - TABLE OF CONTENTS


                                                                          PAGE
PART 1 - TABLE OF CONTENTS ..................................................1

PART 2 - INTERPRETATION .....................................................2

PART 3 - SHARES .............................................................2

PART 4 - BRANCH REGISTERS ...................................................3

PART 5 - TRANSFER AND TRANSMISSION OF SHARES ................................3

PART 6 - PURCHASE AND REDEMPTION OF SHARES ..................................4

PART 7 - GENERAL MEETINGS ...................................................4

PART 8 - VOTING OF MEMBERS ..................................................6

PART 9 - DIRECTORS ..........................................................8

PART 10 - POWERS AND DUTIES OF DIRECTORS ....................................9

PART 11 - DISCLOSURE OF INTEREST OF DIRECTORS ..............................10

PART 12 - PROCEEDINGS OF DIRECTORS .........................................10

PART 13 - EXECUTIVE AND OTHER COMMITTEES ...................................11

PART 14 - OFFICERS .........................................................12

PART 15 - INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS
          AND EMPLOYEES ....................................................12

PART 16 - DIVIDENDS AND RESERVE ............................................13

PART 17 - DOCUMENTS, RECORDS AND REPORTS ...................................14

PART 18 - NOTICES ..........................................................14

PART 19 - EXECUTION OF DOCUMENTS ...........................................15

PART 20 - SEAL .............................................................15

PART 21 - PROHIBITIONS .....................................................15

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PART 22 - SPECIAL RIGHTS & RESTRICTIONS - COMMON SHARES ....................16

PART 23 - SPECIAL RIGHTS & RESTRICTIONS - CLASS A PREFERRED SHARES .........16

PART 24 - SPECIAL RIGHTS & RESTRICTIONS - CLASS B PREFERRED SHARES .........20


                               PART 2 - INTERPRETATION

2.1  These Articles are subject to the provisions of the "COMPANY ACT".

2.2 In these Articles, unless there is something in the subject or context inconsistent herewith:

     "Board" and "Directors" or "directors" mean the directors or sole director of the Company for the time being.

     "COMPANY ACT" means the COMPANY ACT of the Province of British Columbia from time to time in force and includes the regulations made pursuant thereto.

     "registered owner", "registered holder", "owner", or "holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

     "SECURITIES ACT" means the SECURITIES ACT of the Province of British Columbia from time to time in force and includes the regulations and policies made pursuant thereto.

2.3 A reference to writing includes any visible form of representing or reproducing words.

2.4 Words importing the singular or plural, a person or corporation, or the masculine, feminine or neuter gender will include the other or others of them respectively as the context requires.

2.5 The meaning of any words or phrases defined in the COMPANY ACT will, if not inconsistent with the subject or context, bear the same meaning in these Articles.


                                PART 3 - SHARES

3.1 The shares in the Company will be under the control of the directors who may, subject to the rights of the holders of any shares, allot, issue, or otherwise deal with them, at such times, to such persons (including directors) in such manner, at such price or consideration, upon such terms and conditions, as they, in their discretion, may determine.

3.2 The directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or

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                                     -3-

conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares.

3.3 Except as required by law or these Articles, no person will be recognized by the Company as having any interest whatsoever in any share except the registered holder thereof.

3.4 If a share is registered in the names of two or more persons they will be joint holders.

3.5 Neither the Company nor any transfer agent will be liable for any loss occasioned to the member owing to any share certificate being lost in the mail or stolen.

3.6 A share certificate or debt obligation bearing the printed or mechanically reproduced signature of a person will not be invalid at its date of issue by reason of the fact that such person will have ceased to hold the office he is stated to hold on such certificate or debt obligation.


                           PART 4 - BRANCH REGISTERS

4.1 Unless prohibited by the COMPANY ACT, the Company may keep or cause to be kept one or more branch registers of members or debenture holders at such place or places as the directors may from time to time determine.


                     PART 5 - TRANSFER AND TRANSMISSION OF SHARES

5.1 Subject to the provisions of the Memorandum and of these Articles, a member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer may be in the form, if any, on the back of the share certificate representing the shares, or in such other form as the directors may from time to time approve. Except to the extent that the COMPANY ACT may otherwise provide, the transferor will be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer will constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the transferee as named in the instrument of transfer or, if no transferee is named in the instrument of transfer, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

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                                 -4-

5.3 Neither the Company nor any director, officer or agent thereof will be bound to inquire into the title of the person named in the instrument of transfer as transferee, or, if no person is so named, of the person on whose behalf the certificate is deposited for the purpose of having the transfer registered, or be liable to any person for registering or not registering the transfer, and the transfer when registered will confer upon the person in whose name the shares have been registered a valid title to the shares.

5.4 Every instrument of transfer will be executed by the transferor and left for registration at the registered office of the Company or at the office of its transfer agent or registrar together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor to, or his right to transfer, the shares and the right of the transferee to have the transfer registered. If the transfer is registered all instruments of transfer and evidence will be retained by the Company or its transfer agent or registrar and, if the transfer is not registered, they together with the share certificate will be returned to the person depositing them.

5.5 There will be paid to the Company in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

5.6 In the case of the death of a member, his legal personal representative, or if he was a joint holder the surviving joint holder, will be the only person recognized by the Company as having any title to his interest in the shares. Before recognizing a person as a legal personal representative the directors may require him to obtain from a court of competent jurisdiction a grant of letters probate or letters of administration.

            PART 6 - PURCHASE AND REDEMPTION OF SHARES

6.1 The Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

6.2 If the Company proposes to redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

                    PART 7 - GENERAL MEETINGS

7.1 The date, time and place of all general meetings of the Company within the Province of British Columbia will be fixed by the directors.

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                                 -6-

necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

7.10 The directors and any other person permitted by the chairman of the meeting will be entitled to attend any general meeting.

7.11 No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

7.12 Unless the COMPANY ACT otherwise provides, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

                     PART 8 - VOTING OF MEMBERS

8.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holders of shares, on a show of hands every member who is present in person and entitled to vote thereat will have one vote and on a poll every member present in person or represented by proxy or other proper authority will have one vote for each share of which he is the registered holder.

8.2 A member, being a corporation, may appoint a proxyholder and may also appoint a representative to act for it by delivering to the Company a copy of a resolution of its directors or other governing body naming a person as its representative. Such representative, subject to any restrictions contained in the resolution, will be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual member. If the corporation is a subsidiary of the Company its shares may not be voted and its proxyholder or representative or the proxyholder of the representative may not be counted to make a quorum.

8.3 In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, will be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority will be determined by the order in which the names stand in the register of members. Two or more legal personal representatives of a deceased member whose shares are registered in his sole name will for the purpose of this Article be deemed joint registered holders.

8.4 A member of unsound mind entitled to attend and vote in respect of whom an order has been made by any court having jurisdiction may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

8.5     A member may by proxy appoint a proxyholder to vote for him on a poll.

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8.6     In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded will not be entitled to a second or casting vote.

8.7 If a poll is demanded it will be taken either at the meeting and of the members present in person or represented by proxy or other proper authority at the time the poll is taken, or at such other time and in such manner as the chairman may direct. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.

8.8 In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith will be final and conclusive.

8.9 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.10 A member holding more than one share in respect of which he is entitled to vote will be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he will specify the number of shares each proxyholder will be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

8.11 A form of proxy will be in writing under the hand of the appointer or his attorney duly authorized in writing, or, if the appointer is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation. A proxyholder will be a member of the Company unless

          (a)     the Company is at the time a reporting company,

          (b)     the member appointing the proxyholder is a corporation,

          (c)     the Company will have at the time only one member, or

          (d)     all the members present otherwise agree.

8.12 Unless otherwise provided by the directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof will be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, or in the information circular relating thereto not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting.

8.13 Except as otherwise provided by law or these Articles, a proxy may be in any form the directors or the chairman of the meeting approve.
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8.14  A vote given in accordance with the terms of a proxy will be valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer will have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.


                               PART 9 - DIRECTORS

9.1 The members, except as otherwise restricted by the Memorandum or Articles, will be entitled to elect directors, but the number to be elected will be determined by the directors.

9.2   The directors may, from time to time, appoint additional directors.

9.3 A casual vacancy occurring in the Board of directors may be filled by the remaining directors or director.

9.4 A director's term of office will expire on the date fixed at the time of his appointment or election and in the absence thereof on the election of directors either at the annual general meeting next following his appointment or election or by the consent in writing in lieu of such meeting, as the case may be.

9.5   A retiring director will be eligible for re-election.

9.6. Any director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present or by these Articles deemed to be present unless the directors will have reasonably disapproved the appointment of such person and given notice to that effect to the director within a reasonable time. Every alternate will be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate will be payable out of the remuneration of the director appointing him.

9.7. The directors may remove from office a director who is convicted of an indictable offence.

9.8 The remuneration of the directors as such may from time to time be determined by the directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is a director. The directors will be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any director will perform any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director or will otherwise be specially occupied in

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                                      -9-

or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by resolution of the members and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.


                     PART 10 - POWERS AND DUTIES OF DIRECTORS


10.1 The powers of the Company will be exercised only by the directors, except those which by the COMPANY ACT or these Articles are required to be exercised by a resolution of the members and those referred to the members by the directors.

10.2  The directors may from time to time

      (a) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

      (b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

      (c) mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking and the whole or any part of the property and assets (both present and future) of the Company.

10.3 The directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.
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                  PART 11 - DISCLOSURE OF INTEREST OF DIRECTORS

11.1 A director will disclose his interest in and not vote in respect of any proposed contract or transaction with the Company in which he is in any way directly or indirectly interested, but such director will be counted in the quorum at the meeting of the directors at which the proposed contract or transaction is approved.

11.2 A director may hold any office or place of profit with the Company in addition to his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director will be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested will be voided by reason thereof.

11.3 A director or his firm may act in a professional capacity for the Company and he or his firm will be entitled to remuneration for professional services as if he were not a director.

11.4 A director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and such director will not, except as provided by the COMPANY ACT or these Articles, be accountable to the Company for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the directors otherwise direct.


                       PART 12 - PROCEEDINGS OF DIRECTORS


12.1 Unless otherwise determined by the directors the President will be the Chairman of the Board.

12.2 A director may, and the Secretary will on the request of a director, call a meeting of the directors.

12.3 The Chairman of the Board, or in his absence the President, will preside as chairman at every meeting of the directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or if the Chairman of the Board and the President have advised the Secretary that they will not be present at the meeting, the directors present will choose one of their number to be chairman of the meeting.

12.4 The directors may meet for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting will be decided by a majority of votes and in case of an equality of votes the chairman will not have a second or casting vote.

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12.5  A meeting of the Board, or of any committee of the Board, may be held in any of the following ways:

      (a)   all of the participants meeting in person;

      (b) some of the participants meeting in person and others communicating with them, by telephone or other means of communication, so that each participant can hear each of the others; or

      (c) all of the participants communicating with each other, by telephone or other means of communication, so that each participant can hear each of the others.

12.6 The quorum necessary for the transaction of business by the directors may be fixed by the directors and if not so fixed will be a majority of the Board.

12.7  The directors may if there is a quorum act notwithstanding any vacancy.

12.8 Every act of a director is valid notwithstanding any defect that may afterwards be discovered in his election or appointment.

12.9 Any resolution of the directors or of a committee thereof may be passed with the consent in writing to the resolution of all the directors or the members of that committee. The consent may be in counterparts.


                      PART 13 - EXECUTIVE AND OTHER COMMITTEES

13.1 The directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit. The Executive Committee will have all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in the Executive Committee or any other committee of the Board and such other powers, if any, as are specified.

13.2 The directors may appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee any powers of the Board; except, the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board, and the power to appoint or remove officers appointed by the Board.

13.3 All committees may meet and adjourn as they think fit. Questions arising at any meeting will be determined by a majority of votes of the members of the committee, and in case of an equality of votes the chairman will have a second or casting vote.
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                                     -12-


13.4 All committees will keep minutes of their actions and will cause them to be recorded in books kept for that purpose and will report the same to the Board at such times as the Board requires. The directors will also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.

                               PART 14 - OFFICERS


14.1 The directors may decide what functions and duties each officer will perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions as they think fit and may from time to time revoke, withdraw, alter or vary any of such functions, duties and powers.


           PART 15 - INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS
                                  AND EMPLOYEES


15.1 Subject to the provisions of the COMPANY ACT, the Company will indemnify a director or former director of the Company and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each person who acts or has acted at the Company's request as a director and each director on being elected or appointed will be deemed to have contracted with the Company on the terms of the foregoing indemnity.

15.2 Subject to the provisions of the COMPANY ACT, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition the Company will indemnify the Secretary and any Assistant Secretary of the Company if he is not a full time employee of the Company and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the COMPANY ACT or these Articles and the Secretary and Assistant Secretary will on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

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                                     -13-


15.3 The failure of a director or officer of the Company to comply with the provisions of the COMPANY ACT, the Memorandum or these Articles will not invalidate any indemnity to which he is entitled under this Part.

15.4 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.


                          PART 16 - DIVIDENDS AND RESERVE


16.1 The directors may from time to time declare and authorize payment of such dividends, if any, as they deem advisable and need not give notice of such declaration to any member. No dividend will be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends will be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular by shares, bonds, debentures or other securities of the Company or any other corporation or in any one of more such ways as may be authorized by the directors. Where any difficulty arises with regard to such a distribution the directors may settle the same as they see fit, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any member is entitled will be made to the member on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend.

16.2 Any dividend declared on shares of any class may be made payable on such date as is fixed by the directors.

16.3 If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

16.4 Unless otherwise determined by the directors, no dividend will be paid on any share which has been purchased or redeemed by the Company while the share is held by the Company.

16.5 Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. The mailing of such cheque will, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend unless the cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.
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                            -14-

16.6 Notwithstanding anything contained in these Articles the directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue shares, bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

            PART 17 - DOCUMENTS, RECORDS AND REPORTS

17.1 No member of the Company will be entitled to inspect the accounting records of the Company unless the directors determine otherwise.

                         PART 18 - NOTICES

18.1 Any notice required to be given by these Articles or the COMPANY ACT unless the form is otherwise specified may be given orally or in writing.

18.2 A notice in writing, statement, report or other document will have been effectively sent or given if posted prepaid, delivered, telegraphed or cabled to the person entitled thereto at his address recorded on a register maintained by the Company; and a certificate signed by the Secretary or other officer of the Company or of any other corporation acting on behalf of the Company that the notice, statement, report or other document was so sent or given will be conclusive evidence thereof.

18.3 A notice, statement, report or other document may be given by the Company to the joint holders of a share by giving it to any of them.

18.4 A notice, statement, report or other document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

18.5 Notice of each directors' meeting, except a directors' meeting held immediately following an annual general meeting of which no notice will be required, will be given to every director and alternate director except a director or alternate director who has waived notice or is absent from the Province of British Columbia.

18.6 The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice will not invalidate the proceedings at that meeting.

18.7 Every notice of a meeting will specify the place, day and time of the meeting and if for a general meeting the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

(words illegible) entitlement to receive a notice of any past, present or future meeting or meetings of directors and may at any time withdraw such waiver. After the waiver is received by the Company and until it is withdrawn no notice need be given to such director or, unless the director otherwise requires in writing to the Company, to his alternate. Meetings held without such notice being given will not have been improperly called by reason thereof.

18.9 Not less than two hours' notice of a directors' meeting requiring notice will be given.

18.10 Where in these Articles any period of time dating from a given day, act or event is prescribed the time will be reckoned exclusive of such day, act or event.

                  PART 19 - EXECUTION OF DOCUMENTS

19.1 Any document may be executed by the Company, under seal or not under seal:

         (a) by any one director or any one of the Chairman of the Board, the President, a Vice-President or the Secretary;

         (b) in any manner directed by the Board, either generally or in relation to a particular document; or

         (c)     in any other manner permitted by law.


                          PART 20 - SEAL


20.1     The Company may have a seal, but need not.

20.2 The Company may have a seal for use in any place or places other than British Columbia.

20.3 Any seal of the Company may, as directed by the Board, be reproduced on any document in any form or by any means rather than by an impression of it.

                       PART 21 - PROHIBITIONS

21.1 Unless the Company is a reporting issuer, as defined under the SECURITIES ACT, the directors may, without assigning reasons, refuse to transfer any share, except as otherwise provided by the COMPANY ACT.

               PART 22 - SPECIAL RIGHTS & RESTRICTIONS
                    ATTACHED TO COMMON SHARES

22.1 The holders of the Common shares shall be exclusively possessed of the right to receive notice of and to attend and vote at all meetings of the shareholders of the Company and each Common share shall confer upon the holder thereof the right to one vote in person or by proxy at all meetings of shareholders of the Company.

22.2 No dividends will be declared or paid at any time on the Common shares and the holders of such shares will not have any claim against the Company for dividends of any kind.

22.3 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common shares will, after the holders of the Class A Preferred and Class B Preferred shares will have received an amount equal to 100% of the amount paid thereon and any dividends declared thereon and unpaid, be solely entitled to participate in the distribution of the remainder of the property and assets of the Company.

               PART 23- SPECIAL RIGHTS & RESTRICTIONS
               ATTACHED TO CLASS A PREFERRED SHARES

23.1 The holders of the Class A Preferred shares will not, as such, have any voting rights for the election of directors or for any other purpose, nor will they be entitled to attend shareholder's meetings or to receive notice of shareholders' meetings.

23.2 The directors may, in their discretion, declare non-cumulative dividends to any one or more class of shareholders to the exclusion of one or more of the others. The holders of the Class A Preferred shares will be entitled to non-cumulative dividends at the rate of 8% per annum on the Redemption Amount of the Class A Preferred shares.

23.3     (a)     Subject to the provisions of the COMPANY ACT, the Company
                 may, by resolution of the directors, redeem at any time the whole or from time to to time any part of the then outstanding
                 Class A Preferred shares on payment for each share of the Redemption Amount thereof as later defined, together with any dividends declared thereon and unpaid. In exercising the powers conferred by this paragraph, notice will be given as later provided, and the directors by resolution may discriminate between shareholders of the Class A Preferred shares and may redeem any part or all of the Class A
                 Preferred shares of one or more holder or holders without taking similar action with respect to the Class A Preferred shares of other holders. Not less than 15 days' notice in writing of such redemption will be given by mailing to the registered holder of the share or shares to be redeemed specifying the date and place or places of redemption. If notice of any such redemption be given by the Company in manner aforesaid and an amount sufficient to redeem the shares to be redeemed be deposited with any trust company or chartered bank (as specified in the notice) on or before the date fixed for redemption, the holders thereof will thereafter have no rights against the Company in respect thereof except upon surrender of certificates for the shares being redeemed to receive payment therefore out of the monies so deposited.

    (b) The Redemption Amount in respect of the Class A Preferred shares will be determined by the directors of the Company at the time of the issuance of the shares, and will be equal to the fair market value of the consideration received by the Company as consideration for the issuance of the Class A Preferred shares. The amount determined by the directors ("Determined Value") will be determined by resolutions of the directors upon the issuance of any Class A Preferred share. On determining the Determined Value the directors may act on whatever advice or evidence they in their absolute discretion consider necessary or advisable.

    (c) The Redemption Amount in respect of each Class A Preferred share will be determined by dividing the Redemption Amount for all the Class A Preferred shares by the number of such shares issued. The paid-up capital of each Class A Preferred share will be the par value thereof.

    (d) Dividends will not be paid on any other class of shares of the Company if to do so would reduce the value of the net assets of the Company to less than the total Redemption Amount of all Class A Preferred shares then issued and outstanding.

    (e) In spite of the provisions of paragraphs (b) and (c) hereof, if the Minister of National Revenue, the Minister of Finance for the Province of British Columbia, their authorized representative or any similar authority will assess or reassess the Company or its shareholders to income tax or propose such an assessment or reassessment on the basis of a determination or assumption that the fair market value of the consideration received in respect of the issuance of any Class A Preferred share or shares does not equal the Determined Value, the following adjustments will be made:

         (i) for the purposes of the adjustments under these Articles the fair market value of the consideration received will be considered to be:

                A. subject to paragraph C, the fair market value of the consideration as determined by the authority making or proposing such an assessment or reassessment, provided that the directors agree that that determination is accurate; or

                B. subject to Paragraph C, where the directors do not agree that the authority's determination is accurate, the fair market value of the consideration as determined by a qualified person whom the directors will appoint to make that determination immediately following the making or proposing of such an assessment or reassessment; or

                C. where any such assessment or reassessment is the subject of an appeal to a court of competent jurisdiction, the fair market value of the consideration as determined by that court.

         (ii) If the fair market value determined under paragraph (i) is less than the Determined Value, the following adjustments will be made immediately following such determination to account for that deficiency:

                A. If at the date of adjustment, the share in respect of the consideration transferred is issued and outstanding and still held by the original holder thereof, its Redemption Amount will be reduced by an amount equal to the lesser of the deficiency and the amount by which the Redemption Amount of the share exceeds its par value and the Redemption Amount so adjusted will be considered retroactively to the date of issue of the share to have been its Redemption Amount. If more than one share in respect of the consideration transferred is issued and outstanding and still held by the original holder thereof, the reduction in the Redemption Amount will be made pro rata; and

                B. If the reduction made under paragraph (ii)A is less than the total deficiency, the Redemption Amount of such other
                    Class A Preferred shares held by that original holder at the date of adjustment as may be selected by him will be reduced by an amount equal to such portion of the deficiency as that original holder may determine and the Redemption Amount of such share so adjusted will be considered retroactively to the date of issue of that share to have been its Redemption Amount; and

                C.  If the aggregate reduction made under paragraph (ii)A and
                    (ii)B is less than the total deficiency, the original holder, whether then a shareholder or not, will make a contribution of capital to the Company equal to the balance of the deficiency.

         (iii) If the fair market value determined under paragraph (i) is greater than the Determined Value, the following adjustments will be made immediately following such determination to account for that excess:

                A. If at the date of adjustment the share in respect of the consideration transferred remains issued and outstanding and held by the original holder thereof, the Redemption Amount of that share will be increased by the amount of the excess and the Redemption Amount so adjusted will be considered retroactively to the date of issue of the share to have been its Redemption Amount. If more than one share in respect of the consideration transferred is issued and outstanding and still held by the original holder thereof , the increase in the Redemption Amount will be made pro rata; and

                B.  In any other case, the Redemption Amounts of all other
                    Class A Preferred shares of the same class held by that original holder at the date of adjustments will be increased by an amount equal to the excess divided by the number of such Class A Preferred shares and the Redemption Amount of each such share will be considered retroactively to the date of issue to have been its Redemption Amount; and

                C. If no such shares are held by the original holder at the date of adjustment the directors will issue to him
                    Class A Preferred shares of the same class having an aggregate Redemption Amount equal to the amount of the excess.

23.4 Subject to the provisions of the COMPANY ACT, the Company will, upon receiving notice as later provided from a shareholder holding Class A Preferred share, redeem the number of Class A Preferred shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class A Preferred share to be redeemed the Redemption Amount thereof as defined in paragraph 23.3, together with any dividends declared thereon and unpaid. Not less than 21 days' notice in writing of such redemption will be given to the Company by the shareholder seeking to have the Class A Preferred shares redeemed, such notice to be delivered by mailing to the registered office of the Company specifying the number of Class A Preferred shares to be redeemed and surrendering the necessary number of share certificates for cancellation. The Company may waive any notice required to be given under this paragraph, any such waiver, whether given before or after the redemption, will cure any default in giving such notice.

23.5 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class A Preferred shares will be entitled to receive the Redemption Amount thereof together with an amount equal to any dividends declared and unpaid thereon, before any amount will be paid or any property or assets distributed to the holders of the Common shares and upon payment of the amount so payable to them, the holders of the Class A Preferred shares will not be entitled to participate in any further distribution of the property and assets of the Company.

                    PART 24 - SPECIAL RIGHTS & RESTRICTIONS
                      ATTACHED TO CLASS B PREFERRED SHARES

24.1 The holders of the Class B Preferred shares will not, as such, have any voting rights for the election of directors or for any other purpose, nor will they be entitled to attend shareholders' meetings or to receive notice of shareholders' meetings.

24.2 The directors may, in their discretion, declare non-cumulative dividends to any one or more class of shareholders to the exclusion of one or more of the others. The holders of the Class B Preferred shares will be entitled to non-cumulative dividends at the rate of 8% per annum on the Redemption Amount of the Class B Preferred shares.

24.3  (a)   Subject to the provisions of the COMPANY ACT, the Company may, by resolution of the directors, redeem at any time the whole or from time to time any part of the then outstanding Class B Preferred shares on payment for each share of the Redemption Amount thereof as later defined, together with any dividends declared thereon and unpaid. In exercising the powers conferred by this paragraph, notice will be given as later provided, and the directors by resolution may discriminate between shareholders of the Class B
            Preferred shares and may redeem any part or all of the Class B
            Preferred shares of one or more holder or holders without taking similar action with respect to the Class B Preferred shares of other holders. Not less than 15 days' notice in writing of such redemption will be given by mailing to the registered holder of the share or shares to be redeemed specifying the date and place or places of redemption. If notice of any such redemption be given by the Company in manner aforesaid and an amount sufficient to redeem the shares to be redeemed be deposited with any trust company or chartered bank (as specified in the notice) on or before the date fixed for redemption, the holders thereof will thereafter have no rights against the Company in respect thereof except upon surrender of certificates for the shares being redeemed to receive payment therefore out of the monies so deposited.

      (b) The Redemption Amount in respect of the Class B Preferred shares will be determined by the directors of the Company at the time of the issuance of the shares, and will be equal to the fair market value of the consideration received by the Company as consideration for the issuance of the Class B Preferred shares. The amount determined by the directors ("Determined Value") will be determined by resolutions of the directors upon the issuance of any Class B Preferred share. On determining the Determined Value the directors may act on whatever advice or evidence they in their absolute discretion consider necessary or advisable.

      (c) The Redemption Amount in respect of each Class B Preferred share will be determined by dividing the Redemption Amount for all the Class B Preferred shares by the number of such shares issued. The paid-up capital of each Class B Preferred share will be the par value thereof.

      (d) Dividends will not be paid on any other class of shares of the Company if to do so would reduce the value of the net assets of the Company to less than the total Redemption Amount of all the Class B Preferred shares then issued and outstanding.

      (e) In spite of the provisions of paragraphs (b) and (c) hereof, if the Minister of National Revenue, the Minister of Finance for the Province of British Columbia, their authorized representative or any similar authority will assess or reassess the Company or its shareholders to income tax or propose such an assessment or reassessment on the basis of a determination or assumption that the fair market value of the consideration received in respect of the issuance of any Class B Preferred share or shares does not equal the Determined Value, the following adjustments will be made:

            (i) for the purposes of the adjustments under these Articles the fair market value of the consideration received will be considered to be:

                  A. subject to Paragraph C, the fair market value of the consideration as determined by the authority making or proposing such an assessment or reassessment, provided that the directors agree that that determination is accurate; or

                  B. subject to Paragraph C, where the directors do not agree that the authority's determination is accurate, the fair market value of the consideration as determined by a qualified person whom the directors will appoint to make that determination immediately following the making or proposing of such an assessment or reassessment; or

                  C. where any such assessment or reassessment is the subject of an appeal to a court of competent jurisdiction, the fair market value of the consideration as determined by that court.

            (ii) If the fair market value determined under paragraph (i) is less than the Determined Value, the following adjustments will be made immediately following such determination to account for that deficiency:

                  A. If at the date of adjustment, the share in respect of the consideration transferred is issued and outstanding and still held by the original holder thereof, its Redemption Amount will be reduced by an amount equal to the lesser of the deficiency and the amount by which the Redemption Amount of the share exceeds its par value and the Redemption Amount so adjusted will be considered retroactively to the date of issue of the share to have been its Redemption Amount. If more than one share in respect of the consideration transferred is issued and outstanding an still held by the original holder thereof, the reduction in the Redemption Amount will be made pro rata, and

                  B. If the reduction made under paragraph (ii)A is less than the total deficiency, the Redemption Amount of such other Class B Preferred shares held by that original holder at the date of adjustment as may be selected by him will be reduced by an amount equal to such portion of the deficiency as that original holder may determine and the Redemption Amount of such share so adjusted will be considered retroactively to the date of issue of that share to have been its Redemption Amount; and

                  C. If the aggregate reduction made under paragraph (ii)A and (ii)B is less than the total deficiency, the original holder, whether then a shareholder or not, will make a contribution of capital to the Company equal to the balance of the deficiency.

            (iii) If the fair market value determined under paragraph (i) is greater than the Determined Value, the following adjustments will be made immediately following such determination to account for that excess:

                  A. If at the date of adjustment the share in respect of the consideration transferred remains issued and outstanding and held by the original holder thereof, the Redemption Amount of that share will be increased by the amount of the excess and the Redemption Amount so adjusted will be considered retroactively to the date of issue of the share to have been its Redemption Amount. If more than one share in respect of the consideration transferred is issued and outstanding and still held by the original holder thereof, the increase in the Redemption Amount will be made pro rata; and

                  B. In any other case, the Redemption Amounts of all other Class B Preferred shares of the same class held by that original holder at the date of adjustments will be increased by an amount equal to the excess divided by the number of such Class B Preferred shares and the Redemption Amount of each such share will be considered retroactively to the date of issue to have been its Redemption Amount; and

                  C. If no such shares are held by the original holder at the date of adjustment the directors will issue to him Class B Preferred shares of the same class having an aggregate Redemption Amount equal to the amount of the excess.

24.4 Subject to the provisions of the COMPANY ACT, the Company will, upon receiving notice as later provided from a shareholder holding Class B Preferred Shares, redeem the number of Class B Preferred shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class B Preferred share to be redeemed the Redemption Amount thereof as defined in paragraph 24.3, together with any dividends declared thereon and unpaid. Not less than 21 days' notice in writing of such redemption will be given to the Company by the shareholder seeking to have the Class B Preferred shares redeemed, such notice to be delivered by mailing to the registered office of the Company specifying the number of Class B preferred shares to be redeemed and surrendering the necessary number of share certificates for cancellation. The Company may waive any notice required to be given under this paragraph, any such waiver, whether given before or after the redemption, will cure any default in giving such notice.

24.5 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class B Preferred shares will be entitled to receive the Redemption Amount thereof together with an amount equal to any dividends declared and unpaid thereon, before any amount will be paid or any property or assets distributed to the holders of the Common shares and upon payment of the amount so payable to them, the holders of the Class B Preferred shares will not be entitled to participate in any further distribution of the property and assets of the Company.

                                /s/  [ILLEGIBLE]
                                -----------------------------------------
                                Subscriber

                                STRESSGEN
                           BIOTECHNOLOGIES CORP.
                   STRESSGEN BIOTECHNOLOGIES CORPORATION
INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA/CONSTITUEE SELON LES LOIS DE LA COLOMBIE BRITANNIQUE

NUMBER-NUMERO                                                  SHARES-ACTIONS
02416                                   CUSIP 86330P 10 4            SPECIMEN



This certifies that
Ceci atteste que
                            SPECIMEN
is the registered holder of
est le porteur immatricule de


FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

in the Capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

 In Witness Whereof the Company has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

          Dated:
          Fait le:


- -------------------------
PRESIDENT/PRESIDENT


- -------------------------
SECRETARY/SECRETAIRE

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL OFFICES OF MONTREAL TRUST COMPANY OF CANADA AT VANCOUVER, BC OR TORONTO, ONT

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIEREMENT LIBEREES ET NON COTISABLES

du capital de la Societe susmentionnee, sous reserve des statuts constitutifs de la Societe, transferables dans les livres de la Societe par le porteur inscrit ou par son mandataire dument autorise par ecrit sur remise de ce certificat dument endosse.

Le present certificat n'est valide que s'il est contresigne par l'agent des transferts et agent charge de la tenue des registres de la Societe.

En Foi de Quoi la Societe a fait signer en son nom en facsimile le present certificat par ses dirigeants dument autorises a Vancouver, en
Colombie-Britannique.

COUNTERSIGNED AND REGISTERED
CONTRESIGNE ET INSCRIT
MONTREAL TRUST COMPANY OF CANADA                              VANCOUVER
COMPAGNIE MONTREAL TRUST DU CANADA                              TORONTO
REGISTRAR AND TRANSFER AGENT
AGENT DES TRANSFERTS ET AGENT CHARGE DE LA TENUE DES REGISTRES

BY:
   -----------------------------------
              SEPCIMEN
PAR:
   -----------------------------------
 AUTHORIZED OFFICER DIRIGEANT AUTORISE

LES ACTIONS QUE REPRESENTE LE CERTIFICAT SONT TRANSFERABLES AUX BUREAUX PRINCIPAUX DE COMPAGNIE MONTREAL TRUST DU CANADA A VANCOUVER (CB) ET TORONTO
(ONT)

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur recue, le soussigne vend, cede et transfere par les presentes a

- -------------------------------------------------------------------------------
(Name and address of transferee)           (Nom et addresse du cessionnaire)


                         | | | | - | | | | - | | | |
             SOCIAL INSURANCE NUMBER - NUMERO D'ASSURANCE SOCIALE

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                                         Shares
- ------------------------------------------------------------------------actions registered in the name of the undersigned on the books of the Company named on the face of this Certificate and represented hereby, and irrevocably constitutes and appoints inscrites au nom du soussigne cans les livres de la Societe mentionnee sur la face de ce certificat et representees par celui-ci et nomme et constitue irrevocablement

- -------------------------------------------------------------------------------

the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Company with full power of substitution hereunder.

son mandataire, avec faculte de se substituer toute autre personne, pour transferer ces actions dans les registre des transferts de la Societe.

Dated:
Fait le:

- -----------------------------------     ---------------------------------------
(Signature of Witness -                  (Signature of Shareholder -
 Signature du temoin)                    Signature de l'actionnaire)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular without alteration or enlargement or any change whatever and must be guaranteed by a bank, trust company or a member of a recognized stock exchange whose signature is acceptable to the Transfer Agent.

AVIS: La signature qui figure sur ce document de transfert doit correspondre en tous points au nom inscrit au recto du certificat, sans modification,ni addition, ni aucun autre changement, et doit etre avalisee par une banque, une societe ce fiducie ou un membre d'une bourse reconnue dont la signature est jugee acceptable par l'agent des transferts.